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[LOGO OF AETNA    Aetna Life Insurance and    Susan E. Bryant
 APPEARS HERE]    Annuity Company             Counsel
                  151 Farmington Avenue       Law & Regulatory Affairs, RE4C
                  Hartford, CT 06156          (203) 273-7834
                                              Fax: (203) 273-8340


                                                               EXHIBIT 99-B.10.2

September 18, 1995




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Dear Sir or Madam:

As Counsel of Aetna Life Insurance and Annuity Company (the "Company"), I hereby consent to the use of my opinion dated February 27, 1995 (incorporated herein by reference to the 24f-2 Notice for the fiscal year ended December 31, 1994 filed on behalf of Variable Annuity Account B of Aetna Life Insurance and Annuity Company on February 28, 1995) as an exhibit to this Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 33-87932) and to my being named under the caption "Legal Matters" therein.


Sincerely,

/s/ Susan E. Bryant

Susan E. Bryant
Counsel
Aetna Life Insurance and Annuity Company